                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party Other Than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                         KERYX BIOPHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

              ---------------------------------------------------------------
     (2)      Aggregate number of securities to which transaction applies:

              ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------
     (4)      Proposed maximum aggregate value of transaction:

              -----------------------------------------------------------------
     (5)      Total fee paid:

              -----------------------------------------------------------------
              [ ]  Fee paid previously with preliminary materials.

              [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount previously paid:

              -----------------------------------------------------------------
     (2)      Form, Schedule or Registration Statement No.:

              -----------------------------------------------------------------
     (3)      Filing Party:

              -----------------------------------------------------------------
     (4)      Date Filed:

              -----------------------------------------------------------------

                                 [INSERT LOGO]

                                 (LOGO TO COME)

                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

Dear Stockholder:

     You are cordially invited to our 2004 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on June 10, 2004, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked (i) to re-elect our seven current directors to serve an additional one-year term on our Board of Directors, (ii) to approve the issuance of up to approximately 3.4 million shares of our common stock as merger consideration for our recently completed acquisition of ACCESS Oncology, Inc., (iii) to approve the 2004 Long-Term Incentive Plan, (iv) to approve the delisting of our common stock from the Alternative Investment Market of the London Stock Exchange, and (v) to amend our certificate of incorporation to increase the number of authorized shares of our common stock. You will also have the opportunity to ask questions and make comments at the meeting. Enclosed with this letter are the following documents: (1) the Notice of 2004 Annual Meeting of Stockholders, (2) our 2003 Annual Report, and (3) our Proxy Statement and voting card.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card or by voting electronically using the Internet or by telephone. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

     If you have any questions about the Proxy Statement or the accompanying 2003 Annual Report, please contact Ron Bentsur at (212) 531-5965.

     We look forward to seeing you at the 2004 Annual Meeting.

                                          Sincerely,

                                          /s/ MICHAEL S. WEISS
                                          Michael S. Weiss
                                          Chairman and Chief Executive Officer

                                 [INSERT LOGO]

                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

                 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

     The 2004 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Thursday, June 10, 2004, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

          1. The re-election of our seven current directors, each for an additional term of one year;

          2. The issuance of up to approximately 3.4 million shares of our common stock as merger consideration in connection with our recently completed acquisition of ACCESS Oncology, Inc.;

          3. The approval of our 2004 Long-Term Incentive Plan;

          4. The delisting of our common stock from the Alternative Investment Market of the London Stock Exchange;

          5. The amendment of our certificate of incorporation to increase the number of authorized shares of our common stock; and

          6. The transaction of any other business that may properly come before the 2004 Annual Meeting or any adjournment of the 2004 Annual Meeting.

     Only those stockholders of record as of the close of business on April 15, 2004 are entitled to vote at the 2004 Annual Meeting or any postponements or adjournments of the 2004 Annual Meeting. A complete list of stockholders entitled to vote at the 2004 Annual Meeting will be available for your inspection beginning May 31, 2004, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 9:30 a.m. and 5:00 p.m., local time, each business day.

                            YOUR VOTE IS IMPORTANT!

     You may vote your shares by completing and returning the enclosed proxy card or [you may vote electronically via the Internet or by telephone]. Submitting your proxy card does not affect your right to vote in person if you decide to attend the 2004 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2004 Annual Meeting. You may revoke your proxy at any time before its exercise at the 2004 Annual Meeting (i) by delivering written notice to the Company's Secretary, Ron Bentsur, at the above address, (ii) by submitting a later dated proxy card, or (iii) by attending the 2004 Annual Meeting to vote in person. No revocation under clauses (i) or (ii) shall be effective until written notice is received by the Secretary at or before the 2004 Annual Meeting.

     When you submit your proxy card, you authorize Ron Bentsur to vote your shares at the 2004 Annual Meeting in accordance with your instructions, and to vote on any adjournments of the 2004 Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ RON BENTSUR
                                          Ron Bentsur
                                          Secretary

April 29, 2004
New York, New York

                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                             PHONE: (212) 531-5965
                              FAX: (212) 531-5961

                                PROXY STATEMENT

     THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE BEING MAILED, BEGINNING ON OR ABOUT APRIL 29, 2004, TO THE OWNERS OF SHARES OF COMMON STOCK OF KERYX BIOPHARMACEUTICALS, INC. (THE "COMPANY," "OUR," "WE," OR "KERYX") AS OF APRIL 15, 2004, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OUR BOARD OF DIRECTORS FOR OUR 2004 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL
MEETING"). The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Thursday, June 10, 2004, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

                               TABLE OF CONTENTS

PROXY STATEMENT.............................................     I
QUESTIONS AND ANSWERS.......................................     1
  What is the purpose of the Annual Meeting?................     1
  Who is entitled to vote at our Annual Meeting?............     1
  How do I vote?............................................     1
  What is a proxy?..........................................     1
  How will my shares be voted if I vote by proxy?...........     1
  How do I revoke my proxy?.................................     2
  Is my vote confidential?..................................     2
  How are votes counted?....................................     2
  What constitutes a quorum at an Annual Meeting?...........     2
  What vote is required to elect our new directors?.........     2
  What vote is required to approve the issuance of our
     common stock as merger consideration for our
     acquisition of ACCESS Oncology?........................     3
  What will happen if we don't approve the issuance of our
     common stock to the former stockholders of ACCESS
     Oncology?..............................................     3
  What vote is required to approve and adopt the 2004
     Long-Term Incentive Plan?..............................     3
  What vote is required to approve the delisting of our
     common stock from the Alternative Investment Market of
     the London Stock Exchange?.............................     3
  What vote is required to amend our certificate of
     incorporation to increase the number of authorized
     shares of our common stock?............................     3
  What percentage of our outstanding common stock do our
     directors and executive officers own?..................     3
  Who is our independent public accountant? Will they be
     represented at the Annual Meeting?.....................     4
  How can I obtain a copy of our annual report on Form
     10-K?..................................................     4
OUR BOARD OF DIRECTORS AND ITS COMMITTEES...................     5
  Communicating with the Board of Directors.................     5
  Audit Committee...........................................     5
  Compensation Committee....................................     6
  Nominating Committee......................................     6
DIRECTOR COMPENSATION.......................................     7
REPORT OF THE AUDIT COMMITTEE...............................     7
INDEPENDENT AUDITOR FEES AND OTHER MATTERS..................     9
  Audit Fees................................................     9
  Audit-Related Fees........................................     9
  Tax Fees..................................................     9
  All Other Fees............................................     9
  Pre-Approval of Services from KPMG........................     9
OUR EXECUTIVE OFFICERS......................................    10
  Executive Officers........................................    10
  Employment Agreements.....................................    10
EXECUTIVE COMPENSATION......................................    13
  Summary Compensation Table................................    13
  Option Grants in Last Fiscal Year.........................    13
  Aggregated Option/SAR Exercises in Fiscal Year 2003 and
     Fiscal Year-End Option/SAR Values......................    13
  Equity Compensation Plan Information......................    14

REPORT OF THE COMPENSATION COMMITTEE........................    14
  What is our compensation philosophy?......................    14
  What is the structure of our executive compensation?......    14
  How do we determine base salaries?........................    15
  How do we determine annual bonuses?.......................    15
  How do we use compensation to ensure that our senior
     management is focused on our long-term performance?....    15
  How do we determine the compensation of our Chief
     Executive Officer?.....................................    15
  What is the impact of Internal Revenue Code Section
     162(m)?................................................    15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................    16
COMMON STOCK PERFORMANCE GRAPH..............................    16
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    17
RELATED-PARTY TRANSACTIONS..................................    17
STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5%
  BENEFICIAL OWNERS.........................................    18
PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES...............    19
  Certain Information Concerning the Director Nominees......    19
PROPOSAL TWO: ISSUANCE OF COMMON STOCK TO FORMER
  STOCKHOLDERS OF ACCESS ONCOLOGY UPON ACHIEVEMENT OF
  CERTAIN MILESTONES........................................    21
  Background of the Merger..................................    21
  The Merger Consideration..................................    22
  Interests of Certain Persons in Matters to be Acted
     Upon...................................................    23
  Registration and Listing with Nasdaq......................    24
  Financial and Other Information...........................    24
PROPOSAL THREE: APPROVAL OF THE 2004 LONG-TERM INCENTIVE
  PLAN......................................................    24
  Summary of the 2004 Plan..................................    25
  Termination and Amendment.................................    27
  Certain Federal Tax Effects...............................    27
  Summary of Other Stock Option Plans.......................    29
PROPOSAL FOUR: APPROVAL OF THE DELISTING OF OUR COMMON STOCK
  FROM THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK
  EXCHANGE..................................................    29
PROPOSAL FIVE: APPROVAL OF AMENDMENT OF CERTIFICATE OF
  INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.........    30
  General...................................................    30
  Purposes and Effects of the Amendment.....................    30
ADDITIONAL INFORMATION......................................    31
  Householding of Annual Meeting Materials..................    31
  Shareholder Proposals for our 2005 Annual Meeting.........    31
  Other Matters.............................................    31
  Solicitation of Proxies...................................    32
  Incorporation of Information by Reference.................    32
ANNEX A -- FORM OF PROXY CARD...............................   A-1
ANNEX B -- AMENDED AND RESTATED AUDIT COMMITTEE CHARTER.....   B-1

                             QUESTIONS AND ANSWERS

Q.  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A. At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2004 Annual Meeting of Stockholders accompanying this Proxy Statement, including (i) the re-election of our seven current directors,
    (ii) the issuance of up to approximately 3.4 million shares of our common stock as merger consideration in connection with our recent acquisition of ACCESS Oncology, Inc. ("ACCESS Oncology"), (iii) the approval of our 2004 Long-Term Incentive Plan, (iv) the approval of the delisting of our common stock from the Alternative Investment Market of the London Stock Exchange, and (v) the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock. We will also respond to questions from stockholders.

Q.  WHO IS ENTITLED TO VOTE AT OUR ANNUAL MEETING?

A. The record holders of our common stock at the close of business on the record date, April 15, 2004, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 30,394,700 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning May 31, 2004, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 9:30 a.m. and 5:00 p.m., local time, each business day.

Q.  HOW DO I VOTE?

A. You may vote by completing and returning the enclosed proxy card (attached to this Proxy Statement as Annex A), by voting in person at the Annual Meeting, or by voting electronically via the Internet at info@keryx.com or by telephone. To vote by mail, simply mark, sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile at (212) 531-5961 or by a courier at the address provided above. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the broker, bank, or nominee describing how to vote your shares.

Q.  WHAT IS A PROXY?

A. A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of common stock may be voted. You must complete and return the enclosed proxy card to vote by proxy. If you vote by proxy, you will be designating Michael Weiss, our Chief Executive Officer, and Ron Bentsur, our Vice President of Finance and Investor Relations and Secretary, as your proxy. They may act on your behalf and have the authority to appoint a substitute to act as proxy.

Q.  HOW WILL MY SHARES BE VOTED IF I VOTE BY PROXY?

A. Your proxy will be voted according to the instructions provided on your executed proxy card. IF YOU COMPLETE AND RETURN YOUR PROXY CARD BUT DO NOT OTHERWISE PROVIDE INSTRUCTIONS, YOUR SHARES WILL BE VOTED (I) "FOR" THE INDIVIDUALS NOMINATED TO SERVE AS DIRECTORS OF THE BOARD OF DIRECTORS, (II) "FOR" THE ISSUANCE OF UP TO 3,372,422 SHARES OF OUR COMMON STOCK AS MERGER CONSIDERATION IN CONNECTION WITH OUR RECENT ACQUISITION OF ACCESS ONCOLOGY,
    (III) "FOR" THE APPROVAL OF OUR 2004 LONG-TERM INCENTIVE PLAN, (IV) "FOR" THE APPROVAL OF THE DELISTING OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET, AND (V) "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.  HOW DO I REVOKE MY PROXY?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

     - notifying our Secretary, Ron Bentsur, in writing at 750 Lexington Avenue, New York, New York 10022, that you are revoking your proxy;

     - executing and returning to our Secretary, Ron Bentsur, a later dated proxy card; or

     - attending and voting by ballot at the Annual Meeting.

Q.  IS MY VOTE CONFIDENTIAL?

A.  Yes. All votes remain confidential, unless you indicate otherwise.

Q.  HOW ARE VOTES COUNTED?

A. Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspectors will determine the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors also will receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

    Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting for quorum purposes. They will not be considered by the inspectors of election as votes "for" or "against" any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter, and shares represented by proxies reflecting broker or nominee non-votes, will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter. These shares will be considered entitled to vote for quorum purposes and may be entitled to vote on other matter.

Q.  WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

A. In accordance with Delaware law (the law under which we are incorporated) and our bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining a quorum.

    If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.  WHAT VOTE IS REQUIRED TO ELECT OUR NEW DIRECTORS?

A. The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will not affect the outcome of director elections.

Q. WHAT VOTE IS REQUIRED TO APPROVE THE ISSUANCE OF OUR COMMON STOCK AS MERGER CONSIDERATION FOR OUR ACQUISITION OF ACCESS ONCOLOGY?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the issuance of our common stock to the former stockholders of ACCESS Oncology as merger consideration. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. WHAT WILL HAPPEN IF WE DO NOT APPROVE THE ISSUANCE OF OUR COMMON STOCK TO THE FORMER STOCKHOLDERS OF ACCESS ONCOLOGY?

A. The merger agreement we entered into with ACCESS Oncology obligates us to issue fixed amounts of our common stock to the former ACCESS Oncology stockholders when drug candidates of ACCESS Oncology achieve certain development or revenue milestones or if we enter into certain strategic transactions. If our stockholders do not approve the issuance of our common stock to the former ACCESS Oncology stockholders, we will instead be required to make cash payments to the former ACCESS Oncology stockholders that have a value that is approximately equal to the value of the stock they would have received upon the achievement of the milestone or the occurrence of the strategic transaction.

Q.  WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT OUR 2004 LONG-TERM INCENTIVE
    PLAN?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt our 2004 Long-Term Incentive Plan. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. WHAT VOTE IS REQUIRED TO APPROVE THE DELISTING OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK EXCHANGE?

A. The affirmative vote of 75% of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the delisting of our common stock from the Alternative Investment Market of the London Stock Exchange. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. WHAT VOTE IS REQUIRED TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against this proposal.

Q. WHAT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

A. As of December 31, 2003, our directors and executive officers owned approximately 28.91% of our outstanding common stock. See the discussion under the heading "Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners" on page 16 for more details.

Q. WHO IS OUR INDEPENDENT PUBLIC ACCOUNTANT? WILL THEY BE REPRESENTED AT THE ANNUAL MEETING?

A. KPMG, our current auditor, has served as our independent public accountant and auditor since 1999. Our Audit Committee has approved the retention of KPMG to audit our financial statements for fiscal year 2004. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.  HOW CAN I OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K?

A. We have filed our Annual Report on Form 10-K for the year ended December 31, 2003 with the Securities and Exchange Commission (the "SEC"). You may obtain, free of charge, a copy of our Annual Report on Form 10-K, without exhibits, by writing to our Secretary, at our address stated above, or via e-mail at info@keryx.com.

                   OUR BOARD OF DIRECTORS AND ITS COMMITTEES

     Our Board of Directors consists of the following seven persons, additional information about which is presented in connection with Proposal One: Election of Directors; Nominees beginning on page 18 of this proxy statement.

NAME                                        AGE              POSITION              DIRECTOR SINCE
----                                        ---              --------              --------------
Michael S. Weiss..........................  38    Chairman of the Board and             2002
                                                  Chief Executive Officer
I. Craig Henderson, M.D...................  62    President, Director                   2004
Malcolm Hoenlein..........................  60    Director                              2001
Peter Morgan Kash.........................  42    Vice Chairman                         1998
Lawrence Jay Kessel, M.D..................  50    Director                              2003
Lindsay A. Rosenwald, M.D.................  49    Director                              2000
Peter Salomon, M.D........................  44    Director                              2003

     Consistent with the new corporate governance standards applicable to issuers listed on the Nasdaq National Market ("Nasdaq"), our Board of Directors undertook its annual review of director independence on April 14, 2004. During the review, our Board of Directors considered relationships and transactions during 2004 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and we and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Messrs. Hoenlein, Kash, Kessel, Rosenwald and Salomon are independent under the criteria established by Nasdaq and by our Board of Directors.

     During 2003, each incumbent director standing for re-election attended at least 75% of the meetings of the Board of Directors and the meeting(s) of those committees on which each incumbent director served, in each case during the period that such person was a director. The current, permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. In addition, the directors are expected to attend each annual meeting of stockholders and all directors attended the 2003 Annual Meeting of Stockholders.

COMMUNICATING WITH THE BOARD OF DIRECTORS

     Our Board of Directors has established a process through which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific non-management directors, by writing to our Secretary and Vice President of Finance and Investor Relations, Ron Bentsur, at our offices located at 750 Lexington Avenue, New York, New York 10022. The Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at the following e-mail address: info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AUDIT COMMITTEE

     The Audit Committee held five meetings during the fiscal year ended December 31, 2003. The Audit Committee currently consists of Mr. Peter Kash, Dr. Lawrence Kessel and Dr. Peter Salomon. The duties and responsibilities of the Audit Committee are set forth in the amended and restated charter of the Audit Committee adopted by the Board of Directors. A copy of the amended and restated charter of the Audit Committee is attached to this proxy statement as Annex B. (In addition, a copy of the Audit Committee charter can be found on our corporate website at www.keryx.com.). Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, making recommendations to our Board of Directors regarding the selection of independent accountants and consulting with and reviewing the services provided by our independent accountants.

     During the year, our Board of Directors examined the composition of the Audit Committee in light of the current rules and regulations governing audit committees, particularly the new Nasdaq corporate governance Rules and Rule 10A-(3)(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon this examination, our Board of Directors has determined that all members of the Audit Committee are "independent," as required by Nasdaq and set forth in the rules of the National Association of Securities Dealers (the "NASD Rules"), specifically rules 4200(a)(15) and 4350(d)(2), and are otherwise qualified numbers of the Audit Committee under the NASD Rules. The Board of Directors has determined that Mr. Kash is an "audit committee financial expert," as the SEC defines that term. Please see Proposal One for a description of the relevant experience of Mr. Kash.

     The report of the Audit Committee can be found beginning on page 7 of this proxy statement.

COMPENSATION COMMITTEE

     The Compensation Committee held one meeting during the fiscal year ended December 31, 2003 and took a number of other actions by unanimous written consent. The Compensation Committee currently consists of Dr. Lindsay Rosenwald and Mr. Malcolm Hoenlein. Among other things, the Compensation Committee determines the compensation of our Chief Executive Officer and reviews and takes action on the recommendation of our Chief Executive Officer as to the appropriate compensation of our other executive officers. The Compensation Committee is primarily responsible for the administration of our stock option plans, under which option grants and stock issuances may be made to all employees, directors and consultants. The Board of Directors has determined that all members of the Compensation Committee are "independent," as that term is defined in Rule 4200(a)(15) of the NASD Rules.

NOMINATING COMMITTEE

     The Board does not currently have a nominating committee or other committee serving a similar function. Nominations are made by the full Board of Directors. Director nominations are approved by a majority vote of our independent directors. Therefore, our Board of Directors has decided that it is not necessary to establish a nominating committee.

     We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are recommended to the full Board of Directors by a vote of a majority of our independent directors. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions authorizing a director nomination process. We believe that the current process in place functions to select director nominees who will be valuable members of our Board of Directors.

     Our independent directors will consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Secretary, Ron Bentsur, at our offices located at 750 Lexington Avenue, New York, New York 10022. Such written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary date of the proxy statement being released in connection with the previous year's annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth as to each director candidate recommended the following: (i) the candidate's name, age, business address, and other contact information, (ii) a complete description of the candidate's qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the SEC, (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected and (iv) the name and address of the stockholder(s) of record making such a recommendation.

     Our independent directors evaluate candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director's service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to us in addition to such person's biographical information and qualifications. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

     We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of
Directors: the independence of the director nominee; the nominees' character and integrity, financial literacy, level of education and business experience; whether the nominee has sufficient time to devote to our Board of Directors; and the nominees commitment to represent the long-term interests of our stockholders.

     Our independent directors identify potential nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders as a source for potential candidates. The independent directors may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

                             DIRECTOR COMPENSATION

     Directors who neither are employed by us nor have a contractual right to a seat on our Board of Directors are entitled to the following compensation:

     - Each director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

     - Upon initial election or appointment to our Board of Directors, each director is entitled, at a minimum, to receive an option to purchase 25,000 shares of our common stock pursuant to our 2000 Stock Option Plan. Upon each re-election to our Board of Directors, each director receives an option to purchase an additional 5,000 shares of our common stock. These options are granted to each director on the next business day after the adjournment of the annual meeting of stockholders. Under United States federal income tax law, these options are non-qualified stock options. Pursuant to the 2000 Stock Option Plan, each option grant has an exercise price per share equal to the fair market value of our common stock on the date of grant and is immediately exercisable. Each grant has a term of ten years, subject to earlier termination following the director's cessation of service on our Board of Directors.

     - Mr. Peter Kash receives an annual stipend of $60,000, solely as compensation for his work as a non-employee director and Vice Chairman of our Board of Directors.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

     In March 2004, our Audit Committee reviewed its written charter previously adopted by our Board of Directors in light of the new corporate governance rules established by Nasdaq and the SEC. Following this review, our Board of Directors adopted an amended and restated charter for our Audit Committee, a copy of which is attached to this proxy statement as Annex B.

     As discussed more fully in the amended and restated charter, the Audit Committee's primary responsibilities fall into three broad categories:

     - First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial statements by our management, including discussions with management and our outside auditor about the preparation of the statements and key accounting, reporting and disclosure matters;

     - Second, the Audit Committee is responsible for monitoring our relationship with our outside auditor, including controlling the appointment, retention, compensation and evaluation of the auditor, reviewing the scope of audit and permissable non-audit services and related fees (including any other services being provided to us by the auditor), and determining whether the outside auditor is independent; and

     - Third, the Audit Committee oversees management's implementation of effective systems of internal controls, including the review of policies relating to legal and regulatory compliance, ethics, and conflicts of interests, and review of the activities and recommendations of our internal auditing program.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under its charter.

     In monitoring the preparation of our financial statements, the Committee met with both management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our auditor advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards," as amended ("SAS 61"). SAS 61 requires our independent auditor to discuss with the Audit Committee, among other things, the following:

     - Methods used to account for significant or unusual transactions;

     - The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - The process used by management to formulate sensitive accounting estimates and the basis for the auditor's conclusion regarding the reasonableness of any such estimates; and

     - Any disagreements with management over the application of accounting principals, the basis for management's accounting estimates and the disclosures necessary in the financial statements.

     With respect to our outside auditor, the Audit Committee, among other things, discussed with KPMG its independence, including the written disclosures made by KPMG to the Audit Committee as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Independence Standards Board Standard No. 1 requires auditors to (i) disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

     Finally, the Audit Committee continued to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

                                          By the Audit Committee of the Board of
                                          Directors

                                          Mr. Kash, Chairman
                                          Dr. Kessel
                                          Dr. Salomon

                   INDEPENDENT AUDITOR FEES AND OTHER MATTERS

     KPMG LLP has audited our financial statements for the fiscal years ended December 31, 2002 and December 31, 2003. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG's independence. All proposed engagements of KPMG, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee.

AUDIT FEES

     During the fiscal years ended December 31, 2002 and December 31, 2003, KPMG billed us an aggregate of approximately $120,300 and $107,900, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, and the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years.

AUDIT-RELATED FEES

     During the fiscal years ended December 31, 2002 and December 31, 2003, KPMG billed us an aggregate of approximately $0 and $27,900, respectively, for assurance and related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading "Audit Fees." These services included consultation in connection with non-cash stock compensation, the restructuring of our operations and our registration statement filings.

TAX FEES

     During the fiscal years ended December 31, 2002 and December 31, 2003, KPMG billed us an aggregate of approximately $73,700 and $35,400, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services. These professional services consisted of general consultation from time to time regarding compliance with and planning for federal, state, local, and international tax matters.

ALL OTHER FEES

     During the fiscal years ended December 31, 2002 and December 31, 2003, KPMG billed us an aggregate of approximately $11,000 and $11,100, respectively, in fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years. These fees were incurred for consulting services on various issues, including primarily the structuring of potential licensing arrangements and non-cash stock compensation.

PRE-APPROVAL OF SERVICES FROM KPMG

     Since May 6, 2003, all services provided to us by KPMG have been required by SEC rules implementing the Sarbanes-Oxley Act of 2002 to be approved by the Audit Committee before KPMG commences performance of those services. In preparation for these rules taking effect, the Audit Committee established a policy setting forth procedures for KPMG, in cooperation with our management, to seek pre-approval to provide services to us. The potential services that might be provided by KPMG fall into three classifications:

     - Services that are permitted by the Audit Committee, including the audit and review of our annual and quarterly financial statements and related attestations, pension and benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services;

     - Services that may be permitted by the Audit Committee, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, certain human resources services, and forensic auditing; and

     - Services which KPMG, as our independent auditor, may not legally provide, such as bookkeeping, internal audit outsourcing, and investment advising or investment banking.

All proposed engagements of KPMG, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with KPMG that outlines services that we reasonably expect to need from KPMG, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

                             OUR EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Our executive officers are as follows:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Michael S. Weiss..........................  38    Chairman and Chief Executive Officer
I. Craig Henderson, M.D...................  62    President
Ron Bentsur...............................  38    Vice President Finance and Investor
                                                  Relations

     The following is information about our executive officers who are not also directors. No executive officer is related by blood, marriage or adoption to any other director or executive officer.

     RON BENTSUR, 38, has served as our Vice President of Finance and Investor Relations since June 2003. From October 2000 to June 2003, Mr. Bentsur served as our Director of Investor Relations. From July 1998 to October 2000, he served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an M.B.A. from New York University's Stern Graduate School of Business.

EMPLOYMENT AGREEMENTS

     The following is a summary of the employment agreements with each of our named executive officers.

  MICHAEL WEISS

     We entered into an employment agreement with Michael S. Weiss, dated as of December 23, 2002, to serve as our Chairman and Chief Executive Officer. The agreement provides that his initial base salary would be $250,000, with annual salary increases to be determined at the sole discretion of our Board of Directors. Mr. Weiss is also eligible to receive an annual bonus of up to 100% of his base salary if certain corporate goals and objectives set by our Board of Directors are met to the satisfaction of the Board of Directors. Mr. Weiss is also eligible for additional performance-based cash bonuses as follows: (i) $1 million if our total market capitalization is greater than $500 million or our working capital is at least $100 million, and (ii) $2 million if our total market capitalization is greater than $1 billion or our working capital is at least $150 million.

     In order to induce Mr. Weiss to enter into an employment arrangement with us, our Board of Directors granted Mr. Weiss an initial ten-year option to purchase 4,050,000 shares of our common stock at an exercise price of $1.30 per share, the fair market value of our common stock on the date of grant. This option vests as follows:

     - 1,350,000 shares of our common stock over the first three years of employment, with 450,000 shares vesting at the end of the first year and an additional 112,500 shares vesting quarterly thereafter;

     - 1,350,000 shares of our common stock after seven years of employment; provided, that Mr. Weiss is employed on that date as our Chairman and/or Chief Executive Officer and/or a member of our Board of Directors. These options shall be accelerated upon the occurrence of the earlier of our:

      - achieving a total market valuation of more than $500 million (including shares held by affiliates); or

      - obtaining at least $100 million in working capital.

     - 1,350,000 shares of our common stock after seven years of employment provided that Mr. Weiss is employed on that date as our Chairman and/or Chief Executive Officer and/or a member of our Board of Directors. These options shall be accelerated in upon the occurrence of the earlier of our:

      - achieving a total market valuation of more than $1 billion (including shares of our common stock held by affiliates); or

      - obtaining at least $150 million in working capital.

     The Board of Directors may, in its discretion, provide Mr. Weiss with additional annual or special grants of stock options.

     These options are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended, to the extent allowable. In the event of a change of control or a reorganization event, or in the event that we terminate Mr. Weiss' employment, either without cause, or as a result of his death or disability, or he terminates his employment for good reason, the options described above that are unexercisable at the time of such event or termination shall be accelerated and the time period during which he shall be allowed to exercise such options shall be extended to the shorter of two years from the date of the termination of his employment or December 24, 2012. Additionally, our Board of Directors shall have the discretion to accelerate all or a portion of these options at any time.

     The agreement may be terminated by either party for any reason on 90 days notice. If we terminate Mr. Weiss without cause, or he terminates the agreement for good reason and he signs a waiver and release of any claims against us, he shall be entitled to receive a severance payment equal to 12 months of his base salary and a pro-rata payment of the bonus he would have been entitled to had he remained employed by us. Additionally, the occurrence of certain events, such as a change in control, will cause the acceleration of certain unvested options held by Mr. Weiss. The agreement also provides that if Mr. Weiss's employment is terminated because of his death or disability, he or his heirs will be paid his current salary for three months.

  RON BENTSUR

     We entered into an employment agreement with Ron Bentsur, dated June 23, 2003, to serve as our Vice President, Finance & Investor Relations. The agreement provides that his initial base salary would be $160,000, with annual salary increases to be determined at the discretion of the Board of Directors, except that his salary will increase to $170,000 one year after the effective date of his employment. Mr. Bentsur is also eligible to receive one or more bonuses per calendar year in an amount determined at the discretion of the Chief Executive Officer in consultation with our Board of Directors.

     This employment agreement may be terminated by us or Mr. Bentsur for any reason by providing 90 days written notice. If Mr. Bentsur is terminated within the first nine months following the effective date of the employment agreement, we will pay him his full salary and benefits until one year following the effective date of his employment agreement. If Mr. Bentsur is terminated without cause and signs a waiver and release of claims against us, our Board of Directors will take all necessary steps to ensure the vesting of all of Mr. Bentsur's unvested options. The employment agreement also provides that should his employment be terminated due to disability or death, his heirs will be paid his base salary for three months.

  I. CRAIG HENDERSON, M.D.

     We entered into an employment agreement with I. Craig Henderson, dated as of January 31, 2004, to serve as our President. The agreement provides that his initial base salary would be $250,000, with annual salary increases in accordance with our corporate policies, but in no year should a salary increase be less than the consumer price index announced for the previous calendar year. Mr. Henderson is also eligible to receive an annual bonus up to 50% of his base salary if certain performance objectives set by our Chief Executive Officer are met.

     In order to induce Mr. Henderson to enter into an employment arrangement with Keryx, our Board of Directors granted him an initial ten-year option to purchase 1,000,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the trading day prior to the start of Mr. Henderson's employment. The options vest as follows:

     - 166,667 over the first three years of employment, with 55,556 vesting at the end of the first year and an additional 13,889 shares vesting quarterly thereafter; and

     - 833,333 after seven years of employment provided that Mr. Henderson is employed on that date as our President. The vesting of these options shall be accelerated in full upon the occurrence of each of the following events:

          - 166,667 upon our achieving a total market valuation of more than $500 million or obtaining at least $100 million in working capital;

          - 166,666 upon our achieving a total market valuation of more than one billion or obtaining at least $150 million in working capital;

          - 166,667 upon the approval of a New Drug Application ("NDA") for KRX-101 by the United States Food and Drug Administration (the "FDA");

          - 166,667 upon the approval of the first NDA by the FDA for a drug candidate acquired by us from ACCESS Oncology;

          - 166,666 upon annual sales for any or all drug candidates acquired by us from ACCESS Oncology exceeding $100 million.

     Mr. Henderson's employment agreement terminates on January 31, 2007 unless either party terminates it at an earlier time. Additionally, the employment agreement will be automatically renewed for two years unless either party provides written notice of non-renewal to the other party at least six months before the expiration date. If Mr. Henderson is terminated without just cause (as defined in the employment agreement) or if Mr. Henderson terminates for good reason (as defined in the employment agreement), he will receive (i) one year of base salary, (ii) any unpaid portion of his bonus, and (iii) any incurred and unpaid expenses. If Mr. Henderson's employment is terminated in anticipation of or within 12 months following a qualified change in control (as defined in the employment agreement), he will be paid two years of base salary. Certain of Mr. Henderson's options will vest upon the occurrence of his termination. The employment agreement also provides that should his employment be terminated as a result of death of disability, Mr. Henderson's heirs would be paid his base salary through the date of termination.

     Mr. Henderson was initially appointed to our Board of Directors pursuant to the employment agreement. If he is not re-elected to our Board of Directors at our 2004 Annual Meeting, he will be entitled to terminate this contract for good reason.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and other compensation we paid to our named executive officers for all services in all capacities during the years indicated.

                                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                             -----------------------------------   ----------------------------------------
                                                                                   RESTRICTED    SECURITIES
                                                                    OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
NAME AND                                                            COMPENSATION    AWARD(S)    OPTIONS/SARS   COMPENSATION
PRINCIPAL POSITION                    YEAR   SALARY($)   BONUS($)      ($)(5)         ($)           (#)           ($)(6)
------------------                    ----   ---------   --------   ------------   ----------   ------------   ------------
Michael S. Weiss....................  2003   $250,000    $250,000           --          --              --       $14,462
  Chairman and Chief                  2002   $  6,076          --           --          --       4,050,000            --
  Executive Officer(1)                2001         --          --           --          --              --            --
Ron Bentsur.........................  2003   $114,967    $ 35,000     $ 20,306          --         170,000       $16,900
  VP of Finance and                   2002   $ 88,169          --     $ 23,721          --          30,000       $12,000
  Investor Relations(2)               2001   $ 83,004    $ 15,000     $ 19,669          --          14,004       $ 6,500
Bob Trachtenberg....................  2003   $ 91,125          --     $ 46,017          --              --       $11,569
  Former General                      2002   $129,375          --     $ 31,333          --              --       $15,123
  Counsel(3)                          2001   $100,000    $ 27,000     $ 24,009          --          40,500            --
Ira Weinstein.......................  2003   $ 60,750          --     $ 77,105          --              --       $ 7,500
  Former Interim Chief                2002   $129,375          --     $ 32,617          --              --       $15,056
  Financial Officer(4)                2001   $ 99,000    $ 30,000     $ 33,541          --          40,500            --

---------------

(1) Michael S. Weiss commenced serving as our Chairman and Chief Executive Officer on December 23, 2002.

(2) Ron Bentsur commenced serving as our Vice President of Finance and Investor Relations on June 23, 2003.

(3) Bob Trachtenberg's employment with us was terminated on September 30, 2003.

(4) Ira Weinstein's employment with us was terminated on June 30, 2003.

(5) Includes payments made for social security, pension and disability insurance premiums, payments made in lieu of statutory severance, payments for continuing education plans, and accrued vacation redemptions.

(6) Includes payments made for vacation accrual and reimbursement for automobile and relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning individual grants of options to purchase our common stock made to the named executive officers during 2003 and the potential realizable value of those options as determined in accordance with SEC rules.

                                                             INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------------
                                 NUMBER OF       PERCENT OF
                                 SECURITIES    TOTAL OPTIONS/
                                 UNDERLYING     SARS GRANTED    EXERCISE OF
                                OPTIONS/SARS    TO EMPLOYEES    BASE PRICE    EXPIRATION      GRANT DATE
NAME                            GRANTED (#)    IN FISCAL YEAR    ($/SHARE)       DATE      PRESENT VALUE($)
----                            ------------   --------------   -----------   ----------   ----------------
Michael S. Weiss..............          0              0%             --             --              --
Ron Bentsur...................    170,000           16.9%          $1.10       7/1/2013        $113,390
Bob Trachtenberg..............          0              0%             --             --              --
Ira Weinstein.................          0              0%             --             --              --

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides certain information on options exercised by the named executive officers during fiscal 2003 and unexercised options as of December 31, 2003.

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                          SHARES                  OPTIONS/SARS AT FY-END(#)          AT FY-END($)(1)
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------   -----------   -------------   -----------   -------------
Michael S. Weiss......          0     $      0     450,000      3,600,000      $1,507,500     $12,060,000
Ron Bentsur...........          0     $      0      81,336        174,668      $   99,000     $   603,500
Bob Trachtenberg......     40,000     $193,200     358,120              0      $1,445,171     $         0
Ira Weinstein.........    190,000     $615,600     245,620              0      $  933,296     $         0

---------------

(1) The value of the unexercised in-the-money options at year-end has been calculated based on a price of $4.65, which was the closing sales price of our common stock on the Nasdaq National Market on December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

     The following table shows aggregate information, as of December 31, 2003, with respect to equity compensation plans under which shares of our common stock are authorized for issuance.

                                            (A)                    (B)                        (C)(1)
                                    NUMBER OF SECURITIES     WEIGHTED-AVERAGE     NUMBER OF SECURITIES REMAINING
                                     TO BE ISSUED UPON        EXERCISE PRICE      AVAILABLE FOR FUTURE ISSUANCE
                                        EXERCISE OF           OF OUTSTANDING        UNDER EQUITY COMPENSATION
                                    OUTSTANDING OPTIONS,    OPTIONS, WARRANTS      PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                       WARRANTS AND RIGHTS         AND RIGHTS           REFLECTED IN COLUMN (A))
-------------                       --------------------   --------------------   ------------------------------
Equity Compensation Plans
  Approved by Security Holders....       5,806,652                $1.50                     1,087,572
Equity Compensation Plans Not
  Approved by Security Holders....       3,440,034                $2.13                        22,500
TOTAL.............................       9,246,686                $1.73                     1,110,072

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report or the performance graphs by reference therein.

WHAT IS OUR COMPENSATION PHILOSOPHY?

     Our philosophy is to provide competitive compensation packages and, where appropriate, align compensation of senior management with the long-term interests of our stockholders. We determine the compensation of our senior management team by evaluating our corporate performance and each executive officers' own level of performance.

WHAT IS THE STRUCTURE OF OUR EXECUTIVE COMPENSATION?

     Executive compensation consists of a base salary, an annual cash bonus, and annual long-term stock-based incentives.

     We structure our compensation plans to provide incentives to our senior management that will promote improvements in our corporate performance and stock price over the short and long term.

HOW DO WE DETERMINE BASE SALARIES?

     The Compensation Committee, along with our Chief Executive Officer, reviews and approves an annual salary plan for our executive officers. Many subjective factors are included in determining the executive's base salary, including:

     - the executive officer's responsibilities;

     - the scope of the executive officer's position;

     - the experience and length of service with our organization;

     - the individual efforts and performance within our organization and the industry;

     - the observance of our ethics and compliance program; and

     - the salaries paid by competitive companies to officers in similar positions.

HOW DO WE DETERMINE ANNUAL BONUSES?

     We base each executive officer's annual bonus on a combination of our overall performance (including, but not limited to, our stock price and our overall financial performance) and the officer's overall performance.

HOW DO WE USE COMPENSATION TO ENSURE THAT OUR SENIOR MANAGEMENT IS FOCUSED ON OUR LONG-TERM PERFORMANCE?

     We use stock options to provide long-term incentives to our executive officers. Generally, the Compensation Committee approves all grants of stock options to executive officers. These stock option grants are designed to align the interests of each executive officer with those of our stockholders. Options are generally exercisable over a ten-year period at the fair market value per share on the date of grant. Options granted to executive officers and others pursuant to our 2000 Stock Option Plan generally become exercisable in equal installments over a three-year vesting period. The options will provide an economic benefit to the executive officer only if he or she remains employed by us during the vesting period and the market price of our common stock increases.

HOW DO WE DETERMINE THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER?

     Mr. Weiss has been our Chief Executive Officer since December 23, 2002. For the fiscal year ending December 31, 2003, the Compensation Committee set Mr. Weiss' base salary at $250,000. The compensation level established in the employment contract for Mr. Weiss was in response to the Compensation Committee's and the Board's assessments of:

     - our performance and accomplishments in the fiscal year ended December 31, 2002;

     - the position of Mr. Weiss in our organization and the nature of his responsibilities and contributions;

     - the performance of Mr. Weiss in terms of our success in meeting certain individual and performance targets, from both an operational and a financial standpoint, and in executing our strategic plan; and

     - our performance relative to our peers and competitors in the biotechnology industry.

WHAT IS THE IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)?

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to our executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our Compensation Committee reviews the potential effect of Section 162(m) of the Internal Revenue Code periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m) of the Internal Revenue Code. Nevertheless, there can be no assurance that compensation attributable to awards granted under our option plans will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. In addition, our Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees. For example, the Compensation Committee has determined to grant our Chief Executive Officer an award of stock options pursuant to the 2002 CEO Incentive Stock Option Plan that may be subject to the limits because such plan has not been approved by our stockholders.

                                          By the Compensation Committee of the
                                          Board of Directors

                                          Dr. Lindsay A. Rosenwald
                                          Malcolm Hoenlein

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our Compensation Committee are Dr. Lindsay A. Rosenwald and Malcolm Hoenlein. No member of our Compensation Committee was at any time during 2003, or formerly, an officer or employee of us or any of our subsidiaries, nor has any other member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     During the last fiscal year, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

                         COMMON STOCK PERFORMANCE GRAPH

     Our common stock has been listed for trading on the Nasdaq National Market under the symbol "KERX" since July 28, 2000. The following graph compares the cumulative total stockholder return on our common stock for the period from July 28, 2000, the date of our initial public offering, through December 31, 2003, with the cumulative total return over such period on (i) the Nasdaq National Market-US Index and (ii) the Nasdaq Stock Market-Biotechnology Index. The graph assumes an investment of $100 on July 28, 2000 in our common stock (at the initial offering price) and in each of the indices listed above, and assumes the reinvestment of all dividends. Measurement points are July 28, 2000, December 31, 2000, December 31, 2001, December 31, 2002, and December 31, 2003.

                        (COMMON STOCK PERFORMANCE GRAPH)

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports of stock ownership and changes in stock ownership forms that they file. The SEC rules require us to disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors, executive officers and 10% stockholders.

     Based solely on a review of copies of the Forms 3, 4 and 5 that we received by the Company or representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with except the following: (1) Dr. Lawrence Jay Kessel, one of our directors, will have filed a late Form 3 reporting certain stock option grants, and (2) Mr. Peter Salomon, one of our directors, will have filed a late Form 3 reporting certain stock option grants.

                           RELATED-PARTY TRANSACTIONS

     On February 1, 2003, we entered into an agreement with ACCESS Oncology, now one of our subsidiaries, pursuant to which ACCESS Oncology has agreed to provide us with office space and certain facility-related services at its offices located at 750 Lexington Avenue, New York, New York 10022. Under the terms of this agreement, we agreed to pay 75% of the rent and facility-related service fees incurred by ACCESS Oncology for such office space. This percentage was increased to 90% on June 1, 2003. As of March 31, 2004, we have paid ACCESS Oncology approximately $254,124 pursuant to the terms of this agreement. Michael
S. Weiss, our Chairman and Chief Executive Officer, was a founder and former executive officer of ACCESS Oncology, was the single largest stockholder of ACCESS Oncology, and was a member of the board of directors of ACCESS Oncology. Lindsay A. Rosenwald, one of our directors, held significant amounts of ACCESS Oncology stock and was also a director.

     On February 5, 2004, we completed the acquisition of ACCESS Oncology. For a description of the interests of certain of our directors and executive officers, please see the discussion in Proposal Two under the heading "Interests of Certain Person in Matters to be Acted Upon" on page 22 of this proxy statement.

             STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
                            AND 5% BENEFICIAL OWNERS

     The following table shows information, as of March 1, 2004, concerning the beneficial ownership of our common stock by:

     - each person we know to be the beneficial owner of more than 5% of our common stock;

     - each of our directors (all of whom are nominees for re-election);

     - each of our named executive officers shown in our Summary Compensation Table; and

     - all current directors and executive officers as a group.

     As of December 31, 2003, there were 24,960,773 shares of our common stock outstanding. In order to calculate a stockholder's percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of December 31, 2003. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person's name, except to the extent authority is shared by spouses under community property laws.

                                                           AMOUNT AND NATURE   PERCENTAGE
                                                             OF BENEFICIAL      OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        OWNERSHIP       OUTSTANDING
---------------------------------------                    -----------------   -----------
Wachovia Corporation(2)..................................      1,374,187           5.51%
Lindsay A. Rosenwald, M.D.(3)............................      5,512,136          22.32%
Peter Morgan Kash(4).....................................      1,044,680           4.16%
Michael S. Weiss(5)......................................        642,385           2.57%
Bob Trachtenberg(6)......................................        358,120           1.41%
Ira Weinstein(7).........................................        245,620              *
Ron Bentsur..............................................         97,494              *
Malcolm Hoenlein.........................................         39,500              *
Lawrence Jay Kessel, M.D. ...............................         21,000              *
Peter Salomon, M.D. .....................................         15,500              *
I. Craig Henderson, M.D. ................................              0              *
All current directors and executive officers as a
  group(8)...............................................      7,459,369          28.91%

---------------

 *  Less than 1% of outstanding common stock

(1) The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288. The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.

(2) Based upon Schedule 13G filed February 11, 2004 with the SEC.

(3) Includes 250,485 shares of our common stock held by Paramount Capital Investments LLC, an affiliate of Paramount Capital, Inc., of which Dr. Rosenwald is Chairman. Also includes 194,600 shares of our common stock held by funds managed by Paramount Capital Asset Management, Inc., of which Dr. Rosenwald is the Chairman and sole stockholder. In addition, also includes 12,500 shares of our common stock issuable upon the exercise of options issued to Dr. Rosenwald, 14,064 shares of our common stock issuable upon the exercise of a warrant held by Dr. Rosenwald and 50,110 shares of our common stock issuable upon the exercise of a warrant held by Paramount Capital Investments LLC. Also includes the 192,385 shares of our common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to Michael Weiss, our Chairman and Chief Executive Officer (see

    Footnote 5 below), and 75,000 shares of common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to a third party. Also includes 2,374,187 shares of our common stock registered in the name of Jay Lobell, as trustee for the trust to which the shares were transferred. Dr. Rosenwald disclaims beneficial ownership of all such shares held by the trust.

(4) Includes 125,000 shares of our common stock issuable upon the exercise of options and 38,930 shares of our common stock issuable upon the exercise of a warrant. Also includes 120,000 shares of our common stock that Mr. Kash transferred to an irrevocable family trust on January 29, 2004. Also includes 1,500 shares of our common stock that are subject to a ten-year purchase option granted to a charitable foundation.

(5) Includes 192,385 shares of our common stock currently held by Dr. Rosenwald, a director and beneficial holder of more than 5% of our common stock, all of which Mr. Weiss has the irrevocable right to purchase from Dr. Rosenwald upon the exercise of an option granted to Mr. Weiss by Dr. Rosenwald, which is exercisable within 60 days of December 31, 2003. Also includes 450,000 shares of our common stock issuable upon the exercise of options.

(6) Mr. Trachtenberg is our former General Counsel. Mr. Trachtenberg's employment with us was terminated as of September 30, 2003. Amount disclosed reflects shares of our common stock issuable upon exercise of options.

(7) Mr. Weinstein is our former Interim Chief Financial Officer. Mr. Weinstein's employment with us was terminated as of June 30, 2003. Amount disclosed reflects shares of our common stock issuable upon exercise of options.

(8) Includes 737,503 shares of our common stock issuable upon the exercise of options and 103,104 shares of our common stock issuable upon the exercise of warrants, provided that the 192,385 shares of our common stock underlying the irrevocable stock purchase option granted by Dr. Rosenwald to Mr. Weiss (see footnotes 3 and 5 above) have only been counted once for purposes of calculating the shares beneficially owned by all current directors and executive officers as a group. Includes only the current executive officers and directors of Keryx, therefore, Mr. Trachtenberg and Mr. Weinstein are excluded.

                                  PROPOSAL ONE

                        ELECTION OF DIRECTORS; NOMINEES

     Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of seven members. These seven directors are to be re-elected at the Annual Meeting to hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

CERTAIN INFORMATION CONCERNING THE DIRECTOR NOMINEES

     The following biographies set forth the names of the director nominees, their ages, the month and year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between any of our executive officers or directors and there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected an officer or director other than an understanding between us and Dr. Craig Henderson regarding his appointment to our Board of Directors.

     MICHAEL S. WEISS, 38, has served as our Chairman and Chief Executive Officer since December 2002. From March 1999 to December 2002, Mr. Weiss served as Chief Executive Officer and Chairman and later as the Executive Chairman of ACCESS Oncology, a private biotechnology company that we acquired in February 2004 and that is dedicated to the in-licensing and development of clinical stage oncology drugs. Previously, from November 1993 to March 1999, Mr. Weiss served as Senior Managing Director of Paramount Capital, Inc., an NASD registered broker-dealer. He currently serves as Vice Chairman of Genta, Inc., a biopharmaceutical company. Mr. Weiss received a J.D. from Columbia Law School and a B.A. from the State University of New York at Albany.

     PETER MORGAN KASH, 42, our Vice Chairman, has served on our Board of Directors since October 1998. Since 1990, Mr. Kash has been a Senior Managing Director of Paramount Capital, Inc. and a Director of Paramount Capital Asset Management, Inc., which manages the investments of several funds specializing in the technology and biotechnology sectors. From 1989 to 1991, Mr. Kash served as an Associate Professor at Polytechnic University. Additionally, since 1996, he has served as a Lecturer in Entrepreneurship and International Venture Capital at the Wharton School of the University of Pennsylvania and was a visiting professor in entrepreneurship at Nihon University in Tokyo, Japan from 1999 to 2001. He holds a B.S. in Management Science from the State University of New York at Binghamton and an M.B.A. in Finance and Banking from Pace University.

     MALCOLM HOENLEIN, 60, has served on our Board of Directors since January 2001. Mr. Hoenlein currently serves as the Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, a position he has held since 1986. He also serves as a director of Bank Leumi. Mr. Hoenlein received his B.A. from Temple University and his M.A. from the University of Pennsylvania.

     LINDSAY A. ROSENWALD, M.D., 49, has served on our Board of Directors since March 2000. He is an investment banker, as well as a venture capitalist and fund manager. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc. since 1992, Chairman of Paramount Capital Investments LLC, a merchant and investment bank, since 1995, and Chairman of Paramount Capital Asset Management, Inc. since 1994. He also serves as a director of Indevus Pharmaceuticals, Inc. Dr. Rosenwald received his B.S. in Finance from Pennsylvania State University and his M.D. from the Temple University School of Medicine

     LAWRENCE JAY KESSEL, M.D., 50, has served on our Board of Directors since 2003. Since 1984, Dr. Kessel has served as president of Lawrence J. Kessel, M.D. & Associates, PC, a physician practice specializing in internal medicine and geriatrics. He is an active attending staff and clinical instructor at Chestnut Hill Hospital (University of Pennsylvania affiliate) and Roxborough Memorial Hospital in Philadelphia, Pennsylvania. Dr. Kessel presently serves as a director of Cypress Biosciences, Inc., NovaDel Pharma Inc., and Dor BioPharma, Inc. He received his B.S. from the University of Pittsburgh and his M.D. from the Temple University School of Medicine. Dr. Kessel is a board reviewer for the American Board of Internal Medicine, as well as a Fellow of the American College of Physicians. Dr. Kessel also serves on the advisory board of Independence Blue Cross.

     PETER SALOMON, M.D., 44, has served on our Board of Directors since 2003. Dr. Salomon is a board certified gastroenterologist and, since July 1991, has been in private practice with Gastroenterology Associates of South Florida. Dr. Salomon presently serves as a director of Dor BioPharma, Inc. Dr. Salomon received his B.S. from New York University and his M.D. from New York University's School of Medicine.

     I. CRAIG HENDERSON, M.D., 62, has served on our Board of Directors since March 2004. Dr. Henderson has served as President of Keryx Biopharmaceuticals since March 11, 2004, and serves as the CEO and President of ACCESS Oncology, the private biotechnology company that we acquired in February 2004, a position he has held since January 2001. Dr. Henderson has served as Senior Consultant and Director of Alza Pharmaceuticals since 1999. He also served as CEO and Chairman of SEQUUS Pharmaceuticals from 1995 to 1999. Dr. Henderson received his A.B. from Grinnell College and his M.D. from Columbia University's College of Physicians and Surgeons.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE

PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

                                  PROPOSAL TWO

               ISSUANCE OF COMMON STOCK TO FORMER STOCKHOLDERS OF
             ACCESS ONCOLOGY UPON ACHIEVEMENT OF CERTAIN MILESTONES

     On February 5, 2004, we completed the acquisition of ACCESS Oncology. Following the acquisition and in accordance with the terms of the merger agreement approved by our Board of Directors, ACCESS Oncology became our wholly-owned subsidiary and the outstanding securities of ACCESS Oncology were converted into the right to receive the merger consideration set forth in the merger agreement. This merger consideration consists of 627,578 shares of our common stock that have already been issued to the former preferred stockholders of ACCESS Oncology and up to approximately 3,372,422 additional shares of our common stock that are issuable to the former ACCESS Oncology stockholders upon the achievement of certain development and revenue milestones for drug candidates of ACCESS Oncology or if we engage in certain strategic transactions. We are asking our stockholders to approve the issuance of these additional shares of our common stock, as we will otherwise be required to deliver cash having an equal value to the former preferred stockholders of ACCESS Oncology upon the occurrence of those events.

BACKGROUND OF THE MERGER

     Michael Weiss, our Chairman and Chief Executive Officer, was a co-founder of ACCESS Oncology and held the position of chairman of its board of directors prior to the merger. In the late fall of 2003, Mr. Weiss and Dr. Craig Henderson, the president and chief executive officer and a director of ACCESS Oncology, commenced discussions of our possible acquisition of ACCESS Oncology. In light of those and certain other relationships set forth in more detail below, our Board of Directors established a special committee of independent directors to consider the terms of any potential transaction.

     During December 2003, we and ACCESS Oncology negotiated a non-binding letter of intent outlining potential terms of the transaction. The form of the letter of intent was reviewed and approved by the special committee of our Board of Directors at a meeting held on December 9, 2003 and executed by us and ACCESS Oncology shortly thereafter. During the following weeks, we negotiated the terms of the definitive merger agreement. On January 7, 2004, the special committee of our Board of Directors held a meeting to consider adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. This meeting included a presentation by a financial advisor retained by the special committee to consider whether the terms of the transaction were fair, from a financial point of view, to our stockholders who were not also stockholders of ACCESS Oncology. Following the meeting, the special committee unanimously recommended the approval of the merger agreement to our Board of Directors. Acting on this recommendation, our Board of Directors approved the merger agreement substantially on the terms as presented, as well as the performance of the transactions contemplated by the merger agreement.

     Delaware law and the terms of the merger agreement required that the holders of ACCESS Oncology stock, which included two classes of preferred stock and common stock, adopt the merger agreement and approve the merger prior to consummation of the acquisition. Following the announcement of the execution of the merger agreement, we and ACCESS Oncology discussed potential amendments to the merger agreement designed to increase the likelihood of adoption of the merger agreement and approval of the merger by the ACCESS Oncology stockholders. Generally, the effects of these changes were to accelerate payment of a portion of the merger consideration so that the ACCESS Oncology preferred stockholders could receive up to approximately 630,000 shares of our common stock immediately following the consummation of the merger, regardless of whether development or revenue milestones relating to the ACCESS Oncology drug candidates were achieved, and to expand the types of strategic transactions that would result in an acceleration of the payment of the remaining merger consideration. On February 5, 2004, our special committee reviewed the proposed amendment to the merger agreement and obtained a revised opinion from our financial advisor that the transactions contemplated by the merger agreement, as proposed to be amended, were fair, from a financial point of view, to our stockholders who were not also stockholders of ACCESS Oncology. Our special committee unanimously recommended approval of the amendment to the merger agreement to our full Board of Directors, who in turn approved the amendment.

     Also on February 5, 2004, following execution of the amendment to the merger agreement, ACCESS Oncology obtained the consent of a majority of its stockholders, and the merger became effective immediately before midnight of the same day.

THE MERGER CONSIDERATION

     The merger agreement, as amended, provides for the distribution to the former ACCESS Oncology stockholders of a maximum of 4,000,000 shares of our common stock. Of this amount, approximately 627,578 shares were distributed to holders of ACCESS Oncology preferred stock. No stockholder approval was required with respect to the issuance of this initial block of shares of our common stock to the preferred stockholders of ACCESS Oncology.

     The milestone consideration consists of up to an additional 3,372,422 shares of our common stock (or cash in lieu thereof if Proposal Two is not approved) that will be distributed if and when certain milestones relating to the development of drug candidates of ACCESS Oncology existing prior to the merger are achieved. In addition, under the terms of the merger agreement, (i) all of the milestone consideration will become immediately distributable if we are sold or liquidated and one or more of the ACCESS Oncology drug candidates are included in the sale or liquidation, (ii) a portion of the milestone consideration will become immediately distributable upon the consummation of certain non-ordinary course financing and strategic partnering transactions or sales of all rights to any of the ACCESS Oncology products and (iii) a portion of the milestone consideration will become immediately distributable, and no further milestone consideration will thereafter be distributable, if all of the ACCESS Oncology products are disposed of in a single transaction (other than a spin off or a sale or liquidation of us as described above). We refer to the transactions that will accelerate payment of the milestone consideration as "accelerating events."

     Assuming no accelerating event occurs, the following number of shares of Keryx common stock (or cash in lieu thereof if Proposal Two is not approved) will become distributable upon the occurrence of the following events. In each case, the ACCESS Oncology products that will trigger the milestones refer to existing drug candidates of ACCESS Oncology as of the effective date of the merger agreement:

MILESTONE                                                      NUMBER OF SHARES
---------                                                      ----------------
Enrollment of first patient in a Keryx-sponsored Phase III
  (or other Pivotal) clinical trial of any ACCESS Oncology
  product...................................................         500,000
First acceptance by the Food and Drug Administration of the
  filing of a New Drug Application for any ACCESS Oncology
  product...................................................         750,000
First approval by the Food and Drug Administration of any
  ACCESS Oncology product...................................       1,750,000
First time that gross sales of all ACCESS Oncology products
  are equal to or greater than $100,000,000 in a
  twelve-month period.......................................         372,422
                                                                  ----------
  TOTAL:....................................................       3,372,422

     The issuance of shares of our common stock as milestone consideration requires the approval of our stockholders, which is the subject of this Proposal Two. If the issuance of the shares of our common stock payable as milestone consideration is not approved by our stockholders, we will instead be obligated to deliver cash to the former ACCESS Oncology stockholders in an amount equal to the value of the shares of our common stock that would have otherwise been delivered upon the achievement of any milestone or the occurrence of any accelerating event.

     Generally, the merger agreement provides that the value of our common stock shall be determined based on the market price at or around the time of the achievement of each milestone or the occurrence of an accelerating event. Assuming, however, a value per share of our common stock of $15.42, which was the closing price reported on Nasdaq on March 30, 2004, the total amount of cash that we would be required to deliver if all four milestones are achieved would be approximately $51.4 million. We do not currently have, and there can be no assurance that at the time the milestones are achieved or an accelerating event occurs that we will have, cash sufficient to satisfy the payment of the milestone consideration. In order to ensure that we have sufficient cash to continue our operations and in order to satisfy our undertakings set forth in the merger agreement, we are seeking your approval of the issuance of shares of our common stock in satisfaction of the milestone consideration.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Certain of our directors and executive officers had interests in the merger with ACCESS Oncology that are different from, or in addition to, the interests of our other stockholders. To the extent that these additional interests relate to stock that these individuals held in ACCESS Oncology prior to the merger, they may also have a competing interest in the adoption of Proposal Two, as it will determine whether they receive our common stock or cash in lieu thereof upon the achievement of any of the milestones or the occurrence of the accelerating events. The interests that these individuals had in the merger included the following:

     - Mr. Weiss, our Chairman and Chief Executive Officer, was a founder and former executive officer of ACCESS Oncology, was the single largest stockholder of ACCESS Oncology, and was a member of the ACCESS Oncology board of directors prior to the merger.

     - Dr. Rosenwald, one of our directors, and certain entities affiliated with Dr. Rosenwald held substantial amounts of ACCESS Oncology stock, and Dr. Rosenwald was a director of ACCESS Oncology prior to the merger.

     - Dr. Rosenwald, Mr. Weiss, and Dr. Craig Henderson, our President and Chief Executive Officer of our subsidiary, ACCESS Oncology, or persons or entities affiliated with them, held certain promissory notes issued by ACCESS Oncology having an aggregate principal amount of $775,000; ACCESS Oncology would likely not have been in a position to satisfy its obligations under these notes, which we repaid following the merger.

     - Dr. Rosenwald and Mr. Weiss had directly or indirectly guaranteed certain promissory notes issued by ACCESS Oncology, and the merger substantially reduced the likelihood that Dr. Rosenwald and Mr. Weiss would incur personal liability upon the default of those notes, which we have since satisfied in full.

     - ACCESS Oncology owed Mr. Weiss approximately $380,000 in deferred compensation, the payment of which was made following the merger.

     - ACCESS Oncology owed Dr. Henderson, who is now our President and remains President and Chief Executive Officer of ACCESS Oncology, approximately $61,800 in deferred compensation, the payment of which was made following the merger.

     - Dr. Kessel and Mr. Kash, two of our directors, and certain of Mr. Weiss and Dr. Rosenwald's family members held stock in ACCESS Oncology, which would likely have had little to no value in the absence of the merger.

     - The merger agreement obligates us to indemnify former directors and officers of ACCESS Oncology, including Mr. Weiss, Dr. Henderson and Dr. Rosenwald, for claims arising as a result of their service of ACCESS Oncology.

     As a result of these potential conflicts of interest, our Board of Directors formed a special committee of independent directors to consider and approve the terms of the merger agreement, as amended. The members of the special committee were advised of the existence of these potential conflicts of interest. The special committee, after considering the terms of the merger agreement and obtaining the opinion of a financial advisor, determined that the approval and adoption of the merger agreement, as amended, was in the best interests of our stockholders and recommended approval to our full Board of Directors.

REGISTRATION AND LISTING WITH NASDAQ

     The merger agreement provides that, by the 45th day after the distribution of our common stock to the former holders of ACCESS Oncology preferred stock and by the 45th day after each distribution of our common stock as milestone consideration, we must prepare and file with the SEC a resale registration statement covering the resale of the shares of our common stock included in such distribution. We have agreed to use our best efforts to cause each registration statement to be declared effective under the Securities Act as promptly as possible after filing, and to use our best efforts to keep such registration statement effective until the second anniversary of the date it is declared effective (or any earlier date on which the distribution of such common stock has been completed). We have agreed to bear all expenses in connection with these registrations other than underwriting discounts and commissions, if any, which will be payable by the selling stockholders.

     The registration rights we have granted are subject to certain restrictions and limitations. Among other things, as a condition precedent to the grant of such registration rights, the selling stockholders must agree to suspend disposition of our common stock upon notice from us of a blackout period, generally a time when we are aware of material, non-public information that would make sales under the registration statement inappropriate. Selling stockholders may also be required to furnish certain information to us for inclusion in any registration statement covering resales of our common stock by them, and to indemnify us for certain liabilities relating to any such registration statement.

     We have already notified Nasdaq of the listing of the initial 627,578 shares of our common stock issued to the former ACCESS Oncology preferred stockholders. If our stockholders approve the issuance of the additional 3,372,422 shares of our common stock issuable as milestone consideration, we will notify Nasdaq of the additional issuance only in connection with any distribution that actually occurs upon the achievement of any milestone or the occurrence of an accelerating event.

FINANCIAL AND OTHER INFORMATION

     Our annual, audited financial statements for the fiscal years ending December 31, 2003, 2002, and 2001 contained in our annual report to stockholders, which is provided together with this proxy statement, and the information contained therein under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk," are incorporated herein by reference.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK AS THE MERGER CONSIDERATION SET FORTH IN THE MERGER AGREEMENT WITH ACCESS ONCOLOGY. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL AND RATIFICATION.

                                 PROPOSAL THREE

                 APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN

     On April 14, 2004, our Compensation Committee and the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan (the "2004 Plan"). The 2004 Plan will become effective as of the date it is approved by our
stockholders. Our Board has reserved [          ] shares of our common stock for
issuance upon the grant or exercise of awards pursuant to the 2004 Plan. As of April 14, 2004, there were approximately 23 employees, officers and directors, three consultants based in Israel, and one consultant based in the United States were eligible to participate in the 2004 Plan.

SUMMARY OF THE 2004 PLAN

     Purpose. The purpose of the 2004 Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our stockholders, and by providing participants with an incentive for outstanding performance.

     Permissible Awards. The 2004 Plan authorizes the granting of awards in any of the following forms:

     - options to purchase shares of our common stock,

     - stock appreciation rights,

     - restricted stock,

     - performance awards payable in stock or cash,

     - dividend equivalents, and

     - other stock-based awards.

     Limitations on Awards. There is a limitation on the number of shares of our common stock with respect to one or more options or stock appreciation rights that may be granted during any one calendar year under the 2004 Plan to any one participant. There is also a maximum fair market value of any awards (other than options or stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2004 Plan.

     Administration. The Compensation Committee of the Board of Directors will administer the 2004 Plan. Dr. Lindsay A. Rosenwald and Malcolm Hoenlein serve as members of the Compensation Committee. The Compensation Committee will have the authority to (i) designate participants; (ii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iii) establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2004 Plan; and (iv) make all other decisions and determinations that may be required under the 2004 Plan. The Board of Directors may at any time administer the 2004 Plan. If it does so, it will have all the powers of the Compensation Committee.

     Stock Options. The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the 2004 Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of any option may not be less than the fair market value of the underlying stock on the date of grant (unless our Board specifically so authorizes a below-market grant for non-qualified stock options) and no option may have a term of more than 10 years.

     Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights ("SARs"). These provide the holder with the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the base price of the stock appreciation right as determined by the Compensation Committee, which will ordinarily not be less than the fair market value of one share of our common stock on the grant date.

     Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

     Performance Awards. The Compensation Committee may grant performance awards that are designated in cash (performance units) or in shares of our common stock (performance shares). The Compensation Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

     Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions, as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of our common stock subject to an award, as determined by the Compensation Committee.

     Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as deemed by the Compensation Committee to be consistent with the purposes of the 2004 Plan, including, without limitation, shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, and awards valued by reference to book value of shares of our common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such stock-based awards.

     Performance Goals.  The $1 million annual deduction limit imposed by
Section 162(m) of the Internal Revenue Code applies to companies that have common equity securities registered under the Exchange Act. Market-priced options and SARs granted under the 2004 Plan will automatically qualify as performance-based awards that are fully deductible by us without regard to the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee may designate any other award under the 2004 Plan (such as, for example, a cash incentive bonus or restricted stock award) as a qualified performance-based award in order to make the award fully deductible under Section 162(m) of the Internal Revenue Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria: earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, economic profit, cash flow, sales growth, net profit before tax, gross profit, operating income or profit, return on equity, return on assets, return on capital, changes in working capital, and stockholder return.

     The Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

     Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant dies, retires or becomes disabled at any time, or if a change in control (as defined in the 2004 Plan) occurs, all of such participant's outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In each of the above cases except retirement, the Compensation Committee also may, but it is not required to, waive the achievement of performance goals under the participant's performance-based awards under Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may in its discretion accelerate awards for any other reason in its discretion. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

     Adjustments. In the event of a stock split, a dividend payable in shares of our common stock, or a combination or consolidation of our common stock into a lesser number of shares, the share authorization limits under the 2004 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If we are involved in another corporate transaction or event that affects our common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2004 Plan will be adjusted proportionately, and the Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

TERMINATION AND AMENDMENT

     Our Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2004 Plan without stockholder approval, but if an amendment to the 2004 Plan would, in the reasonable opinion of the Board of Directors or the Compensation Committee, materially increase the benefits accruing to participants, materially increase the number of shares of our common stock issuable under the 2004 Plan, expand the types of awards under the 2004 Plan, materially modify the requirements for eligibility, materially extend the term of the 2004 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval of our stockholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2004 Plan may adversely affect any award previously granted under the 2004 Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the 2004 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

CERTAIN FEDERAL TAX EFFECTS

     Non-qualified Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a non-qualified stock option under the 2004 Plan. When the optionee exercises a non-qualified option, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction. Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

     Transfers of Options. The Compensation Committee may, but is not required to, permit the transfer of non-qualified stock options granted under the 2004 Plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, us, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options.

     Federal Income Tax. There will be no federal income tax consequences to the optionee, us, or the transferee upon the transfer of a non-qualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and we will be entitled to a corresponding federal income tax deduction. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

     Federal Estate and Gift Tax. If an optionee transfers a non-qualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee's life, the optionee will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with requirements of the Internal Revenue Service.

     Stock Appreciation Rights. A participant receiving a SAR will not recognize income, and we will not be entitled to a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of our common stock received will be ordinary income to the participant and we will be entitled to a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be entitled to a federal income tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount the participant paid for the stock), and we will be entitled to a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the restricted stock as of that date (less any amount paid for the stock), and we will be entitled to a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election under Section 83(b) of the Internal Revenue Code.

     Performance Awards. A participant generally will not recognize income, and we will not be entitled to a federal income tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or performance shares under the performance award, the cash amount of the fair market value of the shares of our common stock will be ordinary income to the participant, and we will be entitled to a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

SUMMARY OF OTHER STOCK OPTION PLANS

     A summary of other stock option plans we currently have in effect is set forth below.

     In November 1999, we adopted the 1999 Share Option Plan, pursuant to which our Board of Directors could grant stock-based awards to directors, consultants and employees. The plan authorizes grants to purchase up to 4,230,000 shares of our common stock. The 1999 Share Option Plan was approved by our stockholders.

     In June 2000, we adopted the 2000 Stock Option Plan, pursuant to which the Compensation Committee of our Board of Directors could grant stock-based awards to directors, consultants and employees. The 2000 Stock Option Plan authorizes grants to purchase up to 4,455,000 shares of our common stock. The 2000 Stock Option Plan was approved by our stockholders.

     In February 2000, we adopted the Non-Plan, pursuant to which our Board of Directors granted options, which are not part of any plan, to our non-employee directors to purchase up to 240,000 shares of our common stock. The Non-Plan was not approved by our stockholders.

     In December 2002, we adopted the 2002 CEO Incentive Stock Option Plan, pursuant to which our Board of Directors granted an option to our newly-appointed Chief Executive Officer to purchase up to 2,002,657 shares of our common stock. The 2002 CEO Incentive Stock Option Plan was not approved by our stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE KERYX 2004 LONG-TERM INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL AND RATIFICATION.

                                 PROPOSAL FOUR

             APPROVAL OF THE DELISTING OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK EXCHANGE

     On April 14, 2004, our Board approved, subject to stockholder approval and ratification at the Annual Meeting, the delisting of our common stock from the Alternative Investment Market of the London Stock Exchange. The current trading market for our common stock on the Alternative Investment Market does not provide liquidity for our stockholders. Ongoing legal fees, stock exchange fees, the costs of investor relations, press releases and potential additional costs and related management time and attention associated with related rulemaking from the Alternative Investment Market also represent, collectively, a substantial annual burden to us. Moreover, our Board of Directors does not believe that the delisting of our common stock from the Alternative Investment Market will have a material adverse effect on our stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DELISTING OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET. THE AFFIRMATIVE VOTE OF THE HOLDERS OF 75% OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL AND RATIFICATION.

                                 PROPOSAL FIVE

         APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK

GENERAL

     Our amended and restated certificate of incorporation currently contains an authorization of 40,000,000 shares of common stock. The Board of Directors recommends stockholder approval of an amendment to our amended and restated certificate of incorporation increasing the number of shares of our authorized common stock to 60,000,000 shares.

     Article IV of our amended and restated certificate of incorporation, as amended to date, establishes the aggregate number of shares that we are authorized to issue as 45,000,000, of which 40,000,000 are designated as common stock and 5,000,000 are designated as preferred stock. If Proposal Five is approved by our stockholders, Article IV would be amended to increase the aggregate number of shares which we are authorized to issue by 20,000,000 shares (from 45,000,000 to 65,000,000), all of which increase would be designated as common stock, resulting in a total of 60,000,000 authorized shares of common stock. The number of authorized shares of preferred stock would remain unchanged.

PURPOSES AND EFFECTS OF THE AMENDMENT

     The additional common stock for which authorization is sought would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding.

     Except for shares reserved or to be reserved for the issuance of shares of common stock underlying certain options to purchase shares of our common stock, and those shares which may be issued pursuant to our merger agreement with ACCESS Oncology (if Proposal Two is approved), we have no agreements or understandings concerning the issuance of any additional common stock. However, our Board of Directors believes that the increased authorization of common stock is advisable at this time so that shares will be available for issuance in the future on a timely basis if such need arises in connection with financings, acquisitions or other corporate purposes. This will enable us to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions, without the delay and expense associated with convening a special stockholders' meeting.

     Unless required under Delaware law or our amended and restated certificate of incorporation or the NASD Rules, our Board of Directors will be able to provide for the issuance of the additional shares of common stock without further action by our stockholders and no further authorization by the stockholders will be sought prior to such issuance.

     Although not designed or intended for such purposes, the effect of the proposed increase in the authorized common stock might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. The authority of our Board of Directors to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders.

     Our amended and restated certificate of incorporation and bylaws currently contain provisions approved by our stockholders that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders and our amended and restated bylaws eliminate the right of stockholders to call a special meeting of stockholders, which could make it more difficult for stockholders to effect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED SHARES OF OUR COMMON STOCK. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL AND RATIFICATION.

                             ADDITIONAL INFORMATION

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, attn:
Ron Bentsur. You may also contact Ron Bentsur, our Vice President of Finance and Investor Relations, at (212) 531-5971.

     If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

STOCKHOLDER PROPOSALS FOR OUR 2005 ANNUAL MEETING

     Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Secretary, Ron Bentsur, at 750 Lexington Avenue, New York, New York 10022 no later than December 30, 2004. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

     Our bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The notice must be provided within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. Assuming that our Annual Meeting is held on or after June 10, 2004, as we currently anticipate, notice would be required no earlier than March 14, 2005, and no later than April 11, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at our 2005 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

OTHER MATTERS

     Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

INCORPORATION OF INFORMATION BY REFERENCE

     The stock performance graph, the Compensation Committee Report, and the Audit Committee Report, each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

     Our annual audited financial statements for the fiscal years ending December 31, 2003, 2002, and 2001 contained in our annual report to stockholders, which is provided together with this proxy statement, and the information contained therein under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk," are incorporated herein by reference.

                                          By Order of the Board of Directors

                                          /s/ RON BENTSUR
                                          Ron Bentsur
                                          Secretary

New York, New York
April 29, 2004

     OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE 2004 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARD.

                                    ANNEX A

                                   PROXY CARD

                         KERYX BIOPHARMACEUTICALS, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 10, 2004
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

                    (Continue and sign on the Reverse Side)

                         ANNUAL MEETING OF STOCKHOLDERS
                         KERYX BIOPHARMACEUTICALS, INC.
                                 JUNE 10, 2004

                Please Detach and Mail in the Envelope Provided

Please mark your votes as in this example: [X]

                      PROPOSAL ONE: ELECTION OF DIRECTORS

FOR all nominees below     WITHHOLD AUTHORITY to
(except as marked to       vote for all nominees
the contrary below)        below
[ ]                        [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

NOMINEES:    Michael S. Weiss
             Malcolm Hoenlein
             Peter M. Kash
             Lawrence Jay Kessel, M.D.
             Lindsay A. Rosenwald, M.D.
             Peter Salomon, M.D.
             I. Craig Henderson, M.D.

         PROPOSAL TWO: ISSUANCE OF COMMON STOCK TO FORMER STOCKHOLDERS
           OF ACCESS ONCOLOGY UPON ACHIEVEMENT OF CERTAIN MILESTONES

FOR the issuance of up to  WITHHOLD AUTHORITY
3,372,422 shares of
Keryx common stock to the
former stockholders
of ACCESS Oncology, Inc.
(in lieu of cash           [ ]
having an equivalent
value that will otherwise
be deliverable)
[ ]

         PROPOSAL THREE: APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN

 FOR the approval of the                    WITHHOLD AUTHORITY
          2004
Long-Term Incentive Plan                    [ ]
           [ ]

          PROPOSAL FOUR: APPROVAL OF THE DELISTING OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK EXCHANGE

FOR the approval of the    WITHHOLD AUTHORITY
delisting of our common
stock from the             [ ]
Alternative Investment
Market
[ ]

      PROPOSAL FIVE: APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

FOR the approval of the    WITHHOLD AUTHORITY
amendment of our
certificate of             [ ]
incorporation to increase
the number of authorized
shares of our common
stock
[ ]

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED IN NUMBER 1 ABOVE, "FOR" THE ISSUANCE OF SHARES OF OUR

COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF ACCESS ONCOLOGY, "FOR" THE APPROVAL OF OUR 2004 LONG-TERM INCENTIVE PLAN, "FOR" THE DELISTING OF SHARES OF OUR COMMON STOCK FROM THE ALTERNATIVE INVESTMENT MARKET, AND "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

--------------------------------------------------------------------------------

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Michael S. Weiss, Chief Executive Officer of Keryx Biopharmaceuticals, Inc. and Ron Bentsur, Secretary of Keryx Biopharmaceuticals, Inc., with full power of substitution, as proxies to vote the shares of common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on June 10, 2004, at 10:00 a.m., local time, or any adjournment thereof.

SIGNATURE                                      DATED
           ----------------------------------         -------------------------
                                               DATED
           ----------------------------------         -------------------------

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder must sign. Executors, administrators, trustees, etc. should use his or her full title, and if there is more than one, each individual must sign. If the stockholder is a corporation, please sign the full corporate name by an authorized officer. If the stockholder is a partnership, please sign the full partnership name by an authorized person.

                                    ANNEX B

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                                                                         ANNEX B

                         KERYX BIOPHARMACEUTICALS, INC.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.  PURPOSE AND AUTHORITY.

     The Audit Committee (the "Committee") is a committee appointed by the Board of Directors of Keryx Biopharmaceuticals, Inc. (the "Company"). Its primary function is to assist the Board of Directors in overseeing (1) the accounting and financial reporting processes of the Company, and (2) the audits of the financial statements of the Company.

     The Committee also prepares a written report to be included in the annual proxy statement of the Company pursuant to the applicable rules and regulations of the Securities and Exchange Commission (the "SEC").

     In furtherance of these purposes, the Committee shall maintain direct communication among the Company's independent auditors and the Board of Directors. The independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain at the Company's expense outside legal, accounting or other advisors to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such advisors and for the payment of ordinary administrative expenses of the Committee that are necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any member of, or advisors to, the Committee. The Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

II.  COMPOSITION OF THE COMMITTEE.

     The Board of Directors shall appoint the members of the Committee. The membership of the Committee shall be governed by the following requirements:

     - It must consist of at least three members of the Board of Directors, all of whom shall meet the independence and experience requirements in accordance with applicable laws, including the rules and regulations of the SEC and the Nasdaq Stock Market ("Nasdaq").

     - No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

     - At least one member of the Committee shall be an "audit committee financial expert" within the meaning set forth by the rules of the SEC.

     - Each member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

     - At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Chairman of the Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Board of

Directors may, at any time, remove one or more directors as members of the Committee. The Board of Directors may designate one or more members of the Board as alternative members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. In addition, no person may be made a member of the Committee if his or her service on the Committee would violate any restrictions imposed by any rules of the SEC, Nasdaq or any other exchange on which shares of the common stock of the Company are traded.

III.  MEETINGS OF THE COMMITTEE.

     The Committee shall meet no less frequently than four times per year, with additional meetings as circumstances warrant. Members of the Committee are to be present, in person or telephonically, at all meetings. The Committee shall also meet periodically with management, the internal auditors, if any, and the independent auditors in separate executive sessions. The Committee shall record the minutes of all such meetings and shall submit the minutes of its meetings to, or discuss the matters deliberated at each meeting with, the Board of Directors. The Company's chief financial or accounting officer shall function as the management liaison officer to the Committee.

IV.  RESPONSIBILITIES OF THE COMMITTEE.

  A.  DOCUMENT/REPORT REVIEW

     1. Review the Audit Committee Charter and the performance of the Committee at least annually, and update the Audit Committee Charter as conditions dictate.

     2. Review and discuss with management and the independent auditors the Company's annual and quarterly financial statements and related footnotes and any reports or other financial information submitted to the Company's stockholders, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

     3. Meet quarterly with financial management and with the independent auditors to discuss:

          a. The annual audited financial statements and the quarterly financial statements prior to any SEC filings, including, in each case, a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          b. The type and presentation of information included in press releases of unaudited interim and annual financial results, including, without limitation, the use of "pro forma" or other "adjusted" financial information not prepared in accordance with generally accepted accounting principles.

          c. The type and presentation of financial information and earnings guidance provided to analysts and ratings agencies.

     4. Recommend to management whether or not the Company should include its financial statements in its annual report on Form 10-K, based on the Committee's review of the Company's financial statements, its discussions with the independent auditors of the Company's accounting practices and its discussions with the outside accountant concerning independence of the outside accountant.

     5. Disclose, as required by the applicable securities laws, in the Company's proxy statement or annual report on Form 10-K, the formal written report of the Committee and all other required information concerning the Committee and its function.

     6. Review, in consultation with management, the Company's policies with respect to risk assessment and risk management.

     7. Discuss, prior to any public release or filing, the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  B.  INDEPENDENT ACCOUNTANTS

     1. In the Committee's sole discretion, control the retention, compensation, evaluation and oversight of the independent accountants, considering their independence and effectiveness, and determine the fees and other compensation to be paid to the independent accountants.

     2. Advise the independent accountants that they are ultimately accountable to Board of Directors and the Committee, as representatives of the stockholders.

     3. On an annual basis, receive from the independent accountants the formal written disclosure and letter required by Independence Standards Board Standard No. 1, and discuss with the independent accountants all significant relationships the accountants have with the Company that may impact the objectivity and independence of the independent accountant.

     4. Review with the independent accountants at a time when the annual audit plan is being developed, the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures and help to coordinate the execution of the plan.

     5. Take appropriate action to oversee the independence of the independent accountants, including review and approval of any terms of any audit or non-audit engagements with the independent accountants.

     6. Review the performance of the independent accountants and recommend discharge of the independent accountants when circumstances warrant.

     7. Periodically consult with the independent accountants, out of the presence of management, about (a) the adequacy and effectiveness of the Company's internal controls, (b) the fullness and accuracy of the organization's financial statements, (c) the adequacy and effectiveness of the Company's disclosure controls and procedures, (d) the Company's internal audit procedures, and (e) any related significant findings and recommendations of the independent accountants together with management's responses thereto.

     8. At least annually, obtain, review, and report to the full Board of Directors the results of the Committee's review of, a report from the independent accountants describing (a) the independent accountants' internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountants or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning any of the independent audits carried out by the independent accountants, as well as the steps taken to deal with such issues, and (c) all relationships between the Company and the independent accountants.

     9. Establish clear hiring policies relating to the retention by the Company of current or former employees of the independent accountants.

  C.  FINANCIAL REPORTING PROCESSES

     1. In consultation with the independent accountants, review the integrity of the Company's internal and external financial reporting processes.

     2. Consult with the independent accountants and management about the independent accountants' judgments concerning not only the acceptability, but also the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

  D.  PROCESS IMPROVEMENT

     1. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgment.

     2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and any other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

     5. Report annually to the Board of Directors, after the close of each fiscal year but prior to the Company's annual meeting of stockholders, as well as on any other appropriate occasion, any material issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the independent accountants, the performance of the internal audit function, if any, and whatever else the Committee deems appropriate.

  E.  ETHICAL AND LEGAL COMPLIANCE

     1. Establish, review and update periodically a code of ethical conduct and ensure that management has established a system to enforce this code.

     2. Review management's monitoring of the Company's compliance with the Company's code of ethical conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     3. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     4. Conduct an appropriate review of all related party transactions for potential conflict of interest situations and approve all related party transactions. For purposes hereof, the term "related party transaction" shall refer to the transactions required to be disclosed pursuant to the SEC's Item 404 of Regulation S-K.

     5. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities and retain special independent legal, accounting or other advisors to advise the Committee as necessary to carry out its duties.

     6. Review, with Company outside counsel, any legal matter that could have a significant impact on the Company's financial statements.

     7. Perform any other activities consistent with the Audit Committee Charter, the Company's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.